Zumiez Inc. Announces Fiscal 2016 First Quarter Results

LYNNWOOD, WA -- (Marketwired - June 02, 2016) - Zumiez Inc. (NASDAQ: ZUMZ), a leading specialty retailer of apparel, footwear, equipment and accessories for young men and women, today reported results for the first quarter ended April 30, 2016.

Total net sales for the first quarter ended April 30, 2016 (13 weeks) decreased 2.6% to $173.0 million from $177.6 million in the first quarter ended May 2, 2015 (13 weeks). Comparable sales for the thirteen weeks ended April 30, 2016 decreased 7.5% compared to a comparable sales increase of 3.0% in the first quarter of 2015. Net loss in the first quarter of fiscal 2016 was $2.1 million, or ($0.08) per diluted share, compared to net income of $2.8 million, or $0.09 per diluted share, in the first quarter of the prior fiscal year. The results for the first quarter of 2015 include approximately $1.1 million, or $0.03 per diluted share, for charges associated with the acquisition of Blue Tomato.

At April 30, 2016, the Company had cash and current marketable securities of $62.1 million, compared to cash and current marketable securities of $150.9 million at May 2, 2015. The decrease in cash and current marketable securities is primarily a result of stock repurchases and capital expenditures, partially offset by cash generated through operations.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "While our monthly comparable sales trends improved as the quarter progressed, the quarter was more challenging than expected. We did experience pockets of strength within our merchandise assortments, however it wasn't enough to offset the general weakness in consumer demand for our major categories. During this period of instability for the retail industry, we are taking actions aimed at preserving near-term profitability while continuing to make the necessary investments in the business to best position the company for future success. We remain confident that we have the right strategies in place to capitalize on the domestic and international growth opportunities that lie ahead and return greater value to our shareholders over the long-term."

May 2016 Sales
Total net sales for the four-week period ended May 28, 2016 decreased 2.9% to $50.0 million, compared to $51.5 million for the four-week period ended May 30, 2015. The Company's comparable sales decreased 7.6% for the four-week period ended May 28, 2016 compared to a comparable sales decrease of 2.2% for the four-week period ended May 30, 2015.

Fiscal 2016 Second Quarter Outlook
The Company is introducing guidance for the three months ending July 30, 2016. Net sales are projected to be in the range of $172 to $176 million resulting in net loss per diluted share of approximately -$0.09 to -$0.13. This guidance is based on an anticipated comparable sales decrease in the 6% to 8% range for the second quarter of fiscal 2016. The Company currently intends to open approximately 29 new stores in fiscal 2016, including up to 6 stores in Canada and 7 stores in Europe.

A conference call will be held today to discuss first quarter fiscal 2016 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (574) 990-9934 followed by the conference identification code of 15050707.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of May 28, 2016 we operated 668 stores, including 599 in the United States, 44 in Canada, and 25 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's annual report on Form 10-K for the fiscal year ended January 30, 2016 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                        Three Months Ended
                       ----------------------------------------------------

                       April 30, 2016  % of Sales   May 2, 2015  % of Sales
                       --------------  ----------   -----------  ----------
Net sales              $      172,970       100.0%  $   177,610       100.0%
Cost of goods sold            123,012        71.1%      121,075        68.2%
                       --------------  ----------   -----------  ----------
Gross profit                   49,958        28.9%       56,535        31.8%

Selling, general and
 administrative
 expenses                      53,899        31.2%       52,409        29.5%
                       --------------  ----------   -----------  ----------
Operating (loss) profit        (3,941)       (2.3%)       4,126         2.3%

Interest income, net               31         0.0%          205         0.1%
Other income, net                 499         0.3%          115         0.1%
                       --------------  ----------   -----------  ----------
(Loss) earnings before
 income taxes                  (3,411)       (2.0%)       4,446         2.5%

(Benefit) provision for
 income taxes                  (1,274)       (0.7%)       1,676         0.9%
                       --------------  ----------   -----------  ----------

Net (loss) income      $       (2,137)       (1.3%) $     2,770         1.6%
                       ==============  ==========   ===========  ==========

Basic (loss) earnings
 per share             $        (0.08)              $      0.10
                       ==============               ===========

Diluted (loss) earnings
 per share             $        (0.08)              $      0.09
                       ==============               ===========

Weighted average shares
 used in computation of
 (loss) earnings per
 share:
  Basic                        25,185                    29,141

  Diluted                      25,185                    29,486

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                       April 30,   January 30,     May 2,
                                          2016         2016         2015
                                      -----------  -----------  -----------
                Assets                (Unaudited)               (Unaudited)
Current assets
Cash and cash equivalents             $    16,890  $    43,163  $    11,806
Marketable securities                      45,236       32,391      139,048
Receivables                                13,234       12,840       14,401
Inventories                               112,971       98,299      104,091
Prepaid expenses and other                 12,282       12,204       11,117
                                      -----------  -----------  -----------
  Total current assets                    200,613      198,897      280,463

Fixed assets, net                         138,156      137,233      140,320
Goodwill                                   56,157       54,245       55,478
Intangible assets, net                     12,313       11,766       12,460
Deferred tax asset                          6,362        4,634        2,831
Other long-term assets                      8,547        7,920        8,482
                                      -----------  -----------  -----------
  Total long-term assets                  221,535      215,798      219,571

  Total assets                        $   422,148  $   414,695  $   500,034
                                      ===========  ===========  ===========

 Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                $    44,922  $    21,919  $    39,525
Accrued payroll and payroll taxes          10,074       12,466        9,168
Income taxes payable                           28        4,066          732
Deferred rent and tenant allowances         8,229        8,116        7,448
Other liabilities                          20,863       22,575       29,276
                                      -----------  -----------  -----------
  Total current liabilities                84,116       69,142       86,149

Long-term deferred rent and tenant
 allowances                                43,932       43,779       44,761
Other long-term liabilities                 4,800        4,817        4,698
                                      -----------  -----------  -----------
  Total long-term liabilities              48,732       48,596       49,459

                                      -----------  -----------  -----------
  Total liabilities                       132,848      117,738      135,608
                                      -----------  -----------  -----------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                    -            -            -
Common stock, no par value, 50,000
 shares authorized; 25,330 shares
 issued and outstanding at April 30,
 2016, 25,708 shares issued and
 outstanding at January 30, 2016 and
 29,535 shares issued and outstanding
 at May 2, 2015.                          136,028      135,013      131,715
Accumulated other comprehensive loss      (10,260)     (15,247)     (11,767)
Retained earnings                         163,532      177,191      244,478
                                      -----------  -----------  -----------
  Total shareholders' equity              289,300      296,957      364,426
                                      -----------  -----------  -----------

  Total liabilities and shareholders'
   equity                             $   422,148  $   414,695  $   500,034
                                      ===========  ===========  ===========

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                 (Unaudited)

                                                    Three Months Ended
                                              -----------------------------
                                              April 30, 2016   May 2, 2015
                                              --------------  -------------
Cash flows from operating activities:
Net (loss) income                             $       (2,137) $       2,770
Adjustments to reconcile net (loss) income to
 net cash provided by operating activities:
Depreciation, amortization and accretion               7,222          7,797
Deferred taxes                                        (1,586)          (622)
Stock-based compensation expense                       1,035          1,572
Excess tax benefit from stock-based
 compensation                                            425           (689)
Other                                                   (176)           (76)
  Changes in operating assets and
   liabilities:
    Receivables                                          548         (1,617)
    Inventories                                      (13,125)       (10,187)
    Prepaid expenses and other                          (545)           605
    Trade accounts payable                            22,617          7,726
    Accrued payroll and payroll taxes                 (2,523)        (3,891)
    Income taxes payable                              (5,145)        (3,355)
    Deferred rent and tenant allowances                 (139)         2,444
    Other liabilities                                 (3,341)          (789)
                                              --------------  -------------
Net cash provided by operating activities              3,130          1,688
                                              --------------  -------------

Cash flows from investing activities:
Additions to fixed assets                             (4,485)        (8,818)
Purchases of marketable securities and other
 investments                                         (26,854)       (35,037)
Sales and maturities of marketable securities
 and other investments                                13,761         29,074
                                              --------------  -------------
Net cash used in investing activities                (17,578)       (14,781)
                                              --------------  -------------

Cash flows from financing activities:
Proceeds from long-term debt and revolving
 credit facilities                                         -          4,310
Payments on long-term debt and revolving
 credit facilities                                         -         (1,271)
Repurchase of common stock                           (12,248)             -
Proceeds from exercise of stock-based awards,
 net of withholding tax                                  405            367
Excess tax benefit from stock-based
 compensation                                           (425)           689
                                              --------------  -------------
Net cash (used in) provided by financing
 activities                                          (12,268)         4,095
                                              --------------  -------------

Effect of exchange rate changes on cash and
 cash equivalents                                        443            (58)

Net decrease in cash and cash equivalents            (26,273)        (9,056)
  Cash and cash equivalents, beginning of
   period                                             43,163         20,862
                                              --------------  -------------
  Cash and cash equivalents, end of period    $       16,890  $      11,806
                                              ==============  =============

  Supplemental disclosure on cash flow
   information:
  Cash paid during the period for income
   taxes                                      $        5,470  $       5,667
  Accrual for purchases of fixed assets                3,309          4,489
  Accrual for repurchase of common stock                 341              -

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200